As filed with the Securities and Exchange Commission on January 21, 2016

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

POST-EFFECTIVE

AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EQT CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	25-0464690 (I.R.S. Employer Identification No.)

625 Liberty Avenue, Suite 1700

Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including Zip code)

1999 EQUITABLE RESOURCES, INC.

LONG-TERM INCENTIVE PLAN

(Full title of the plan)

Lewis B. Gardner, Esq.
General Counsel and Vice President, External Affairs

EQT Corporation
625 Liberty Avenue, Suite 1700

Pittsburgh, Pennsylvania  15222

(Name and address of agent for service)

(412) 553-5700

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check One):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

EXPLANATORY

NOTE

On July 2, 1999, Equitable Resources, Inc., a Pennsylvania corporation (“Old EQT”), filed a registration statement on Form S-8 (Registration No. 333-82189) (the “Registration Statement”) to register 12,000,000 shares (on a post-split basis) of Common Stock, no par value, of Old EQT issuable under the 1999 Equitable Resources, Inc. Long-Term Incentive Plan (the “Plan”). Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 was filed July 1, 2008 by EQT Corporation (“Registrant”) to reflect (i) that Registrant became the successor to Old EQT following a merger, (ii) the adoption of the Registration Statement and Plan by Registrant, and (iii) that shares of common stock issued pursuant to the Plan to which the Registration Statement relates were from that point forward shares of Common Stock, no par value, of Registrant.

The Registrant is no longer issuing securities under the Plan.  This Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 is being filed in order to deregister any shares of Common Stock of Registrant remaining available for issuance under the Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION

STATEMENT

Item 8. Exhibits.

EXHIBIT NO.	DESCRIPTION

24.1	Power of Attorney (included on the signature page hereof)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 2 to Form S-8 Registration Statement and has duly caused this Post-Effective Amendment No. 2 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 21st day of January, 2016.

EQT CORPORATION

By:	/s/ Philip P. Conti
Name:	Philip P. Conti
Title:	Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David L. Porges, Philip P. Conti and Lewis B. Gardner, and each of them, severally, acting alone and without the other, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to Form S-8 Registration Statement has been signed below by the following persons in the capacities indicated below on January 21, 2016.

/s/ David L. Porges	Chairman and	January 21, 2016
David L. Porges	Chief Executive Officer
(Principal Executive Officer)

/s/ Philip P. Conti	Senior Vice President	January 21, 2016
Philip P. Conti	and Chief Financial Officer
(Principal Financial Officer)

/s/ Theresa Z. Bone	Vice President, Finance	January 21, 2016
Theresa Z. Bone	and Chief Accounting Officer
(Principal Accounting Officer)

/s/ Vicky A. Bailey	Director	January 21, 2016
Vicky A. Bailey

/s/ Philip G. Behrman	Director	January 21, 2016
Philip G. Behrman

/s/ Kenneth M. Burke	Director	January 21, 2016
Kenneth M. Burke

/s/ A. Bray Cary, Jr.	Director	January 21, 2016
A. Bray Cary, Jr.

/s/ Margaret K. Dorman	Director	January 21, 2016
Margaret K. Dorman

/s/ George L. Miles, Jr.	Director	January 21, 2016
George L. Miles, Jr.

/s/ James E. Rohr	Director	January 21, 2016
James E. Rohr

/s/ David S. Shapira	Director	January 21, 2016
David S. Shapira

/s/ Stephen A. Thorington	Director	January 21, 2016
Stephen A. Thorington

/s/ Lee T. Todd, Jr.	Director	January 21, 2016
Lee T. Todd, Jr.

/s/ Christine J. Toretti	Director	January 21, 2016
Christine J. Toretti

INDEX TO

EXHIBITS

EXHIBIT NO.	DESCRIPTION

24.1	Power of Attorney (included on the signature page hereof)